UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2006

SEROLOGICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

5655 Spalding Drive, Norcross, GA		30092
(Address of Principal Executive Offices)		(Zip Code)

(678) 728-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Serologicals Corporation (“Serologicals”) is a party to that certain Credit Agreement, dated as of October 14, 2004 (as amended, the “Credit Agreement”), among Serologicals, as borrower; the several banks and other financial institutions from time to time parties thereto (the “Lenders”); and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) for the Lenders. A default or event of default occurred with respect to the Credit Agreement on April 25, 2006 when Serologicals executed the previously announced Agreement and Plan of Merger, dated as of April 25, 2006, with Millipore Corporation and Charleston Acquisition Corp. On April 26, 2006, such default or event of default was waived, and the Credit Agreement was amended to eliminate the provision that resulted in the default or event of default, when Serologicals entered into that certain Second Amendment to Credit Agreement and Waiver, dated as of April 26, 2006, with the Lenders and the Agent, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

None

(b) Pro Forma Financial Statements

None

(d) Exhibits

2.1                                 Second Amendment to Credit Agreement and Waiver, dated as of April 26, 2006, among Serologicals, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION

	By:	/s/ HAROLD W. INGALLS
	Name:	Harold W. Ingalls
	Title:	Vice President of Finance and Chief Financial Officer

Date: April 28, 2006

EXHIBIT INDEX

Number	Description
2.1	Second Amendment to Credit Agreement and Waiver, dated as of April 26, 2006, among Serologicals, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.